Exhibit 10.11

UNION STREET ACQUISITION CORP

AUDIT COMMITTEE CHARTER

Purpose of the Audit Committee

The Audit Committee of Union Street Acquisition Corp. (the “Company”) was established by the Board of Directors (the “Board”) for the purpose of representing and assisting the Board in its general oversight of the Company’s accounting and financial matters including: (i) the integrity of the financial statements and financial controls of the Company; (ii) the Company’s compliance with accounting, legal, regulatory and ethical requirements; (iii) the independent auditor’s qualifications and independence; and (iv) the performance of the independent auditor and internal audit function.

Composition of the Audit Committee

The Audit Committee shall be comprised of at least three Directors, one of whom shall be an independent director, at the time of listing on the American Stock Exchange (“AMEX”); a majority of independent members within 90 days of listing; and all independent members within one year of listing.

For purposes hereof, members of the Committee shall be considered independent as long as they:

•	Satisfy the independence requirements for members of the Board as defined for purposes of applicable federal securities laws, including Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules of the Securities and Exchange Commission (the “SEC”), including Rule 10A-3 of the Exchange Act and the listing standards of the AMEX or other applicable listing standards;

•	Do not accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any of its subsidiaries, other than director fees (including Board committee fees) and fixed compensation under a retirement plan for prior service with the Company, as long as the compensation is not contingent on continued service or any fees from the Company’s Independent Registered Public Accounting Firm;

•	Are not an affiliated person of the Company or its subsidiaries (other than by virtue of being a director of the Company or any of its subsidiaries); and

•	Are free of any relationship with the Company, its personnel and other members of the Board and its Independent Registered Public Accounting Firm that, in the opinion of the Board, would interfere with his or her exercise of independent judgment.

Each member of the Committee must meet the financial literacy and experience standards applicable to him or her under applicable law, SEC rules and AMEX or other listing standards. At least one member of the Committee shall be an “audit committee financial expert,” as defined by the SEC in Item 401(h) of Regulation S-K.

The Board shall select one member of the Audit Committee to serve as its chairperson.

Meetings of the Audit Committee

The Audit Committee shall meet at least once every fiscal quarter, or more frequently if circumstances dictate. The Audit Committee should meet in executive session periodically, but at least annually, (i) separately with management and the independent auditors to discuss any matters that the Audit Committee or any of these persons or firms believes should be discussed privately, and (ii) without management present. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

Duties and Powers of the Audit Committee

The Audit Committee’s primary responsibility is oversight. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements, and is responsible for maintaining appropriate accounting and financial reporting policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations relating to disclosures and financial reporting. The Company’s independent auditors shall report directly to the Audit Committee but are accountable to the Audit Committee and the Board, as representatives of the shareholders. The independent auditors are responsible for planning and executing a proper audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements prior to filing of each quarterly report and other procedures. In this regard the Audit Committee members are not, and do not represent themselves as performing the functions of, auditors or accountants.

To carry out this oversight responsibility, the Audit Committee shall have the following duties and authority:

1.	With respect to the independent auditors,

(i)	to directly appoint, retain, compensate, evaluate and terminate the independent auditors, including sole authority to approve all audit engagement fees and terms. The Audit Committee’s selection of independent auditors shall be submitted for shareholder approval;

(ii)	to pre-approve, or to adopt appropriate policies and procedures to pre-approve, all audit and permissable non-audit services to be provided by the independent auditors;

(iii)	to review, at least annually, the qualifications, performance and independence of the independent auditor. In conducting such a review, the Audit Committee shall obtain and review a report prepared by the independent auditors, describing: (a) the independent auditors’ internal quality control procedures; (b) any material issues raised by: (x) the most recent internal quality control review, or peer review, of the independent auditors, or (y) any inquiry or investigation by governmental or professional authorities, within the previous five (5) years, respecting any independent audits conducted by the independent auditors; and (c) all relationships between the independent auditors and the Company or any other relationship that may adversely affect the independence of the auditors including a statement of the fees billed in each of the last two (2) fiscal years by category of service; and

(iv)	to ensure that rotation of the independent auditors’ audit partners satisfies applicable regulatory requirements and to set Company policies about hiring current or former employees of the independent auditors.

2.	With respect to financial reporting principles and policies and internal controls and procedures,

(i)	to discuss with management and the independent auditors the scope of the annual audit and the annual audited financial statements, quarterly financial statements, as applicable, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and to discuss with the independent auditors the matters required to be discussed by Statement of Accounting Standards 61, as it may be modified or supplemented;

(ii)	to review any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls;

(iii)	to discuss the Company’s earnings announcements prior to release;

(iv)	to discuss with the independent auditors any difficulties the independent auditors encountered in the course of the audit, including any restrictions on the scope of their activities, difficulties accessing information and any significant disagreements with management;

(v)	to discuss with the independent auditors and management: (a) the adequacy and effectiveness of the Company’s internal controls (including any significant deficiencies and significant changes in internal controls reported to the Audit Committee by the independent auditors or management), (b) the company’s internal audit procedures, and (c) the adequacy and effectiveness of the Company’s disclosure controls and procedures and management’s reports thereon;

(vi)	to discuss guidelines and policies governing the process by which senior management of the Company assesses and manages the Company’s exposure to risk, and to discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

(vii)	to discuss with the Company’s chief executive officer and/or outside legal counsel, as appropriate, any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or the Company’s business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies;

(viii)	to discuss the general types of financial information and earnings guidance provided to analysts and rating agencies;

(ix)	to establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters; and

(x)	to review and approve related party transactions involving the Company.

3.	With respect to reporting and recommendations,

(i)	to prepare any report or other disclosures required by the rules of the SEC to be included in the Company’s annual proxy statement;

(ii)	to review this Charter at least annually and recommend any changes to the full Board;

(iii)	to report its activities to the full Board on a regular basis and to make such recommendations with respect to the matters covered by this Charter and other matters as the Audit Committee may deem necessary or appropriate; and

(iv)	to prepare and review with the Board an annual performance evaluation of the Audit Committee, which evaluation must compare the performance of the Audit Committee with the requirements of this charter. The performance evaluation by the Audit Committee shall be conducted in such manner as the Audit Committee deems appropriate.

The report to the Board may take the form of an oral report by the chairperson of the Audit Committee or any other member of the Audit Committee designated by the Audit Committee to make this report.

4.	With respect to the Company’s initial public offering (the “IPO”),

(i)	to monitor compliance on a quarterly basis with the terms of the IPO as set forth in the Company’s Registration Statement on Form S-1 (File No. 333-136530), as amended (the “Registration Statement”);

(ii)	to take action to rectify such noncompliance or cause compliance with the terms of the IPO.

5.	In addition to the foregoing, the Audit Committee will perform such other functions as may be committed to it under the resolutions and other directives of the Board.

In fulfilling his or her responsibility, each member of the Audit Committee is entitled to rely in good faith upon the Company’s records and upon information, opinions, reports or statements presented by any of the Company’s officers or employees, or by any other person as to matters the member reasonably believes are within such other persons professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. Each member of the Audit Committee also may rely in good faith upon actions taken by other committees of the Board as committed to such committees under the resolutions and other directives of the Board.

Delegation to Subcommittee

The Audit Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Audit Committee. The Audit Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting. Any such delegation shall be by majority vote of the Audit Committee.

Resources and Other Authority of the Audit Committee

The Audit Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate, without seeking approval of the Board or management. The Company will provide appropriate funding to the Audit Committee to allow the Audit Committee to compensate the Company’s independent auditors, to compensate any advisors retained by the Audit Committee and to pay for ordinary administrative expenses of the Audit Committee.

The Committee shall communicate directly with the independent auditors, the internal auditors, management of the Company, and members of the Board as it considers necessary or advisable for the full and faithful execution of this Charter and the Committee’s duties and responsibilities hereunder.

The Committee shall have such additional authority and responsibilities as may be granted to or imposed on audit committees from time to time by applicable law, SEC rules and Amex or other listing standards, and shall discharge all of its authority and responsibilities in accordance with all applicable law, SEC rules and AMEX or other listing standards. The Committee may conduct or authorize the conduct of such investigations within the scope of its authority and responsibilities as it considers appropriate.

Amendments and Waivers to the Charter

The Committee shall review and reassess this Charter at least annually and obtain the approval of the Board for any proposed changes to this Charter. The Board reserves the right to accept the Committee’s recommendation and reserves the right to alter, amend, modify, revoke, suspend, terminate or waive any or all of this Charter at any time, in its discretion.

Limitation on use of the Charter

This Charter is intended to be a description of certain policies that the Company has adopted as of this time, and is to be used solely as a source of information about the Committee as presently in effect. Nothing in this Charter shall be deemed to or otherwise create for an employee or any other third party an enforceable right against the Company, the members of the Committee, its directors, officers or any other employee or third party. Except by the Company at the direction of our board of directors or executive officers, this Charter may not be used as evidence or referred to in any other way in any action, claim, suit or other proceeding.